FORM OF INDEMNIFICATION AGREEMENT




THIS AGREEMENT made as of the _____ day of _________________, 1996.

BETWEEN:


                  CHARTWELL CANADA CORP., a corporation incorporated under the laws of the State of Delaware, U.S.A. (the "Purchaser")

                  - and -

                  NATIONAL LODGING CORP., a corporation incorporated under the laws of the State of Delaware, U.S.A. ("NLC")

                  - and -

                  NL HOTELS, INC., a corporation incorporated under the laws of the State of California, U.S.A. ("NL Hotels")

                  (the Purchaser, NLC and NL Hotels, together with their respective officers, directors, partners, members, shareholders and employees are hereinafter collectively called the "Indemnitees")

                  - and -

                  CAPITAL PROPERTIES LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of Ontario, Canada, by its sole general partner, Syndicated Capital Properties Inc. ("CPLP")

                  - and -

                  SYNDICATED    CAPITAL    PROPERTIES   INC.,   a   corporation
                  incorporated under the laws of the Province of Ontario, Canada ("Syndicated")

                  - and -


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                  ROYCO HOTELS & RESORTS LTD., a corporation incorporated under the laws of Canada ("Royco")

                  - and -

                  NRG MANAGEMENT SERVICES INC., a corporation incorporated under the laws of the Province of Alberta, Canada ("NRG")

                  (CPLP, Syndicated, Royco and NRG are hereinafter collectively called the "Indemnitors")

         WHEREAS pursuant to a contract of sale (the "Contract of Sale"; capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Contract of Sale) made as of the o day of o, 1996 between the Purchaser, CPLP, Syndicated, 1002370 Ontario Inc. and the following nominee companies: Syncap Properties Inc., Tegrad Properties (Winnipeg) Inc. and Tegrad Montreal I Inc. (hereinafter collectively called the "Nominees"), the Purchaser agreed to purchase from CPLP, and CPLP agreed to sell to the Purchaser, inter alia, certain hotel properties as more particularly described therein, and the Purchaser agreed to assume and/or take an assignment of certain indebtedness in respect of such hotel properties as more particularly described therein;

         AND  WHEREAS  the  execution  and  delivery  of  this  Indemnification
Agreement is a condition precedent to the completion of the transactions contemplated by the Contract of Sale;

         NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.       INDEMNIFICATION

         The Indemnitors hereby jointly and severally agree to indemnify and save the Indemnitees harmless from and against any claims, demands, actions, causes of action, judgments, order, suits, damages, losses, deficiencies, costs, liabilities and expenses which may be made or brought against any of the Indemnitees or which any of the Indemnitees may suffer or incur as a result of, in respect of, or arising out of, any of the following (collectively, "Indemnification Obligations"):

          (a) any misrepresentations, inaccuracy, incorrectness or breach of any representation, warranty or covenant (including, without limitation, a covenant with respect to indemnification or payment to an Indemnitee, an affiliate thereof or a third party) made by CPLP, Syndicated, the Nominees and 1002370 Ontario Inc., contained in the Contract of Sale or updated thereunder and the other agreements, documents and certificates executed and/or delivered in connection with the closing of the transactions contemplated in and by the Contract of Sale, whether such representations, warranties or covenants are breached prior to or following

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                  closing thereunder,  or whether the transaction in fact fails to close as an asset sale and proceeds by means of a foreclosure or otherwise;

          (b) any income, excise, franchise or other taxes of CPLP, Syndicated or the Nominees (whether for its own account or on account of others in an agency or fiduciary capacity) attributable to any period prior to the o day of o, 1996, including any penalties or interest with respect to such taxes, except to the extent such taxes are properly reflected in the Working Capital Adjustments made pursuant to section 6 of the Contract of Sale;

          (c) any liabilities of CPLP, Syndicated, 1002370 or the Nominees under any employment agreements or similar agreements to which CPLP, Syndicated or any of the Nominees is bound or otherwise arising from the employment of any persons in connection with CPLP, Syndicated, 1002370 or any of the Nominees in any case attributable to any period prior to the
                  o day of o, 1996 except to the extent such liabilities are correctly set forth in the exhibits to the Contract of Sale or properly reflected in the Working Capital Adjustments made pursuant to section 6 of the Contract of Sale; and

         (d) all costs and expenses, including, without limitation, attorneys, disbursement fees, expenses and court costs, incidental to or in respect of the foregoing (collectively, "Collection Costs").

2.       LIMITATIONS ON INDEMNIFICATION

         The obligations of indemnification by the Indemnitors under section 1 of this Indemnification Agreement shall be: (i) subject to the limitations described in section 24 of the Contract of Sale, (ii) with respect only to contribution obligations among the Indemnitors, subject to the indemnification priorities described in section 3 of this Indemnification Agreement, (iii) with respect only to contribution obligations among the Indemnitors, subject to the provisions of section 5 of this Indemnification Agreement, and (iv) subject to the following limitations:

         (a) Subject to section 4 of this Indemnification Agreement, the liability of Syndicated under this Indemnification Agreement in respect of Indemnification Obligations:

                  (i) shall be limited to an amount equal to the aggregate of all amounts receivable by Developer (as such term is defined in that certain development agreement made between NRG and NLC dated as of the date hereof (the "Development Agreement")) pursuant to the Development Agreement following the date on which any of the Indemnitees makes an Indemnity Claim (as such term is hereinafter defined); and


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                  (ii)     in any event, and notwithstanding section 2(a)(i) of
                           this Indemnification Agreement, but still subject to
                           section 4 of this Indemnification Agreement, shall not exceed the aggregate of Five Hundred Thousand (CDN $500,000.00) Canadian Dollars plus Collection Costs in respect of collecting such $500,000.00.

         (b) The liability of Royco under this Indemnification Agreement in respect of Indemnification Obligations shall be limited to an amount equal to the aggregate of:

                  (i) all amounts receivable by Royco as "CPLP Incentive Management Fees" pursuant to section 4.1(c) of the Amended and Restated Management Services and Franchise Development Agreement (the "MSFDA") dated the o day of o, 1996 between NL Hotels, Inc., Royco and National Lodging Corp. following the date on which any of the Indemnitees makes an Indemnity Claim;

                  (ii) all amounts receivable by Royco as termination fees pursuant to Section 3.3(c) of the MSFDA following the date on which any of the Indemnitees makes an Indemnity Claim; and

                  (iii) all amounts receivable by Royco as "Incentive Termination Fees" pursuant to section 4.1(d) of the MSFDA following the date on which any of the Indemnitees makes an Indemnity Claim.

          (c) Satisfaction of the liability of the Indemnitors with respect to Environmental Cleanup Costs (except to the extent such Environmental Clean-up Costs result from a breach of representation, covenant or warranty under the Contract of
                  Sale) shall be limited by the provisions of Section 10 hereof (for the avoidance of doubt, it is acknowledged and agreed that the Indemnitor's Obligations with respect to breaches of representations, warranties, and/or other covenants with respect to environmental matters in the Contract of Sale is not limited in any respect by the Future Payments Agreement or the MFSDA except and to the extent provided in sections 13 and 24 of the Contract of Sale and this section 2).

         Notwithstanding anything to the contrary contained herein, NRG (NRG is sometimes referred to herein generically as "Developer"), the Developer under the Development Agreement), hereby acknowledges, covenants and agrees (i) to hold in trust, for the benefit of the Indemnitees, all payments received by Developer under the Development Agreement to the extent of Syndicated's obligations hereunder, provided that, prior to Developer's receipt of any such payments, the Indemnitees shall have provided Developer with written notice of Syndicated's outstanding obligations hereunder and the Canadian dollar amount thereof, and provided further that Developer shall not be obligated to hold in trust payments received by Developer under the Development Agreement that are in excess of the amount of Syndicated's

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outstanding  obligations  hereunder as set forth in an  aforementioned  written notice, (ii) subject to the indemnification priorities set forth in Section 3 of this Indemnification Agreement and subject to the arbitration provisions set forth in Section 8 of this Indemnification Agreement, to promptly pay to the Indemnitees, out of amounts received by Developer under the Development Agreement and held in trust by Developer for the benefit of the Indemnitees as hereinbefore provided, all amounts owed by Syndicated hereunder as set forth in an aforementioned written notice, and (iii) that amounts receivable by Developer under the Development Agreement shall be subject to the prior and superior claims of the Indemnitees hereunder which could result in a temporary withholding of, or a permanent loss of, such amounts as and to the extent required to indefeasibly satisfy Syndicated's obligations hereunder.

3.       INDEMNIFICATION PRIORITIES

     If any of the Indemnitees is entitled to an indemnification payment (an "Indemnification Payment") under this Indemnification Agreement, the following provisions shall apply, subject to the limitations on indemnification described in section 2 of the Indemnification Agreement:

         (a)      An Indemnification Payment shall be satisfied firstly out of:

                  (i) amounts receivable by CPLP pursuant to the Future Payments Agreement in respect of the calendar year during which the entitlement of any of the Indemnitees to an Indemnification Payment arose; and

                  (ii) amounts receivable by Royco as "CPLP Incentive Management Fees" pursuant to section 4.1(c) of the MSFDA in respect of the calendar year during which the entitlement of any of the Indemnitees to an Indemnification Payment arose, and such Indemnification Payment shall be satisfied out of the amounts described in sections 3(a)(i) and 3(a)(ii) of this Indemnification Agreement on a pro rata basis according to the respective entitlements of CPLP and Royco described in sections 3(a)(i) and 3(a)(ii) of this Indemnification Agreement.

          (b) An Indemnification Payment shall be satisfied secondly out of amounts receivable by Developer pursuant to the Development Agreement.

         (c)      An Indemnification Payment shall be satisfied thirdly out of:

                  (i) amounts receivable by CPLP pursuant to the Future Payments Agreement in respect of calendar years subsequent to the calendar year in which the entitlement of any of the Indemnitees to an Indemnification Payment arose (other than for amounts receivable by CPLP pursuant to Section 3 of the Future Payments Agreement); and


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                  (ii)     amounts  receivable  by  Royco  as  "CPLP  Incentive
                           Management Fees" pursuant to section 4.1(c) of the MSFDA in respect of calendar years subsequent to the calendar year in which the entitlement of any of the Indemnitees to an Indemnification Payment arose, and such Indemnification Payment shall be satisfied out of the amounts described in sections 3(c)(i) and 3(c)(ii) of this Indemnification Agreement on a pro rata basis according to the respective entitlements of CPLP and Royco described in sections 3(c)(i) and 3(c)(ii) of this Indemnification Agreement.

         (d)      An Indemnification Payment shall be satisfied fourthly out of:

                   (i) amounts receivable by CPLP pursuant to section 3 of the Future Payments Agreement consequent upon the termination of such agreement; and

                  (ii) amounts receivable by Royco as "Incentive Termination Fees" pursuant to section 4.1(d) of the MSFDA or Termination Fees pursuant to section 3.3(c) of the MSFDA, as the case may be, and such Indemnification Payment shall be satisfied out of the amounts described in sections 3(d)(i) and 3(d)(ii) of this Indemnification Agreement on a pro rata basis according to the respective entitlements of CPLP and Royco described in sections 3(d)(i) and 3(d)(ii) of this Indemnification Agreement.

4.       RIGHTS OF NLC & NL HOTELS

         In the event that (i) Indemnification Payment entitlements under this Indemnification Agreement aggregate Fifty Thousand ($50,000) Dollars or more, or (ii) any Indemnification Payment entitlements aggregating less than Fifty Thousand ($50,000) Dollars are not paid in full within ten (10) days following the date on which the entitlement of any of the Indemnitees to such Indemnification Payment(s) is established under this Indemnification Agreement as provided in Section 8 hereof, then:

         (a) NLC shall be entitled in its sole and absolute discretion to terminate the Development Agreement, provided that in such event Developer shall nonetheless be entitled to any and all termination payments payable to it pursuant to the Development Agreement consequent upon the termination thereof, subject however to the Indemnitees' rights of set-off and withholding as Escrowed Payments under this Indemnification Agreement;

         (b) NL Hotels shall be entitled in its sole and absolute discretion to terminate the MSFDA, provided that in such event Royco shall nonetheless be entitled to receive "Incentive Termination Fees" pursuant to section 4.1(d) of the MSFDA and termination fees pursuant to section 3.3(c) of the MFSDA, subject however

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                  to the  Indemnitees'  rights of set-off  and  withholding  as
                  Escrowed Payments under this Indemnification Agreement; and

         (c)      the  indemnification  limitation  applicable  in  respect  of
                  Syndicated   as  described   in  section   2(a)(ii)  of  this
                  Indemnification Agreement shall not apply.

5.       CONTRIBUTION

     If all or any portion of an Indemnification Payment is paid out of amounts receivable by Developer pursuant to the Development Agreement as described in section 3(b) of this Indemnification Agreement (a "Syndicated Indemnification Payment") or Royco pursuant to section 3(d)(ii) other than Incentive Termination Fees (the "Royco Indemnification Payment"), then CPLP and Royco shall be liable to reimburse Syndicated and Developer for the full amount of the Syndicated Indemnification Payment and the Royco Indemnification Payment out of the following entitlements:

         (a)      in the case of CPLP,  amounts  receivable by CPLP pursuant to
                  Section 3 of the Future Payments Agreement consequent upon the termination of such agreement; and

         (b) in the case of Royco, amounts receivable by Royco as "Incentive Termination Fees" pursuant to Section 4.1(d) of the MSFDA,

and such Syndicated Indemnification Payment and Royco Indemnification Payment shall be satisfied out of the amounts described in Sections 5(a) and 5(b) of this Indemnification Agreement on a pro rata basis according to the respective entitlements of CPLP and Royco described in Sections 5(a) and 5(b) of this Indemnification Agreement.

6.       INDEMNITY CLAIMS

(a) The following provisions will apply to any claim by any of the Indemnitees for indemnification by the Indemnitors pursuant to this Indemnification Agreement (an "Indemnity Claim"):

         (A) Promptly after becoming aware of any matter that may give rise to an Indemnity Claim, the Indemnitees will provide to the Indemnitors written notice of the Indemnity Claim specifying (to the extent that information is available) the factual basis for the Indemnity Claim and the amount of the Indemnity Claim or, if an amount is not then determinable, an estimate of the amount of the Indemnity Claim, if an estimate is feasible in the circumstances.

         (B) The Indemnitees may, in their sole and absolute discretion, upon delivery of notice of such Indemnity Claim, commence withholding Escrowed Payments as provided in Section 9 hereof.

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 (b) The following  provisions  will apply if an Indemnity  Claim related to an alleged liability of any of the Indemnitees to a third party:

         (A) Within fifteen (15) days after receipt of notice of commencement of any action or the assertion of any claim by a third party, the Indemnitees shall give the Indemnitors written notice thereof together with a copy of such claim, process or other legal pleading, and the Indemnitors shall have the right to undertake the defense thereof by representatives of their own choosing (but who shall be reasonably satisfactory to the Indemnitees); provided, however, that a failure to so notify the Indemnitors within such fifteen (15) day period shall not affect the
                  Indemnitees' rights hereunder except to the extent the Indemnitors are materially prejudiced by such failure.

         (B) In the event that the Indemnitors, by the fifteenth day after receipt of notice of any such claim (or, if earlier, by the fifth day preceding the day on which an answer or other pleading must be served in order to prevent judgement by default in favour of the person asserting such claim), do not elect to defend against such claim, the Indemnitees will have the right to settle or compromise any claim or consent to the entry of any judgement; provided that the Indemnitees shall have the right to assume the defense of such claim with counsel of its own choosing (but who shall be reasonably satisfactory to the Indemnitors) at any time prior to settlement, compromise or final determination thereof.

         (C) Notwithstanding anything to the contrary in this Indemnification Agreement, the Indemnitors shall not, without the prior written consent of the Indemnitees, settle or compromise any claim or consent to the entry of any judgement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitees a full and absolute release from all liability in respect of such claim.

         (D) In connection with any such indemnification, the Indemnitees will cooperate in all reasonable requests of the Indemnitors at the Indemnitors' liability and expense.

         (E) The Indemnitees may, in their sole and absolute discretion, upon delivery of notice of such Indemnity Claim, commence withholding Escrowed Payments as provided in Section 9 hereof.

7.       INTENTIONALLY DELETED

8.       ARBITRATION

     In the event the Indemnitors dispute an Indemnity Claim, then, whether or not the Indemnitees have commenced withholding Escrowed Payments as provided in section 9 hereof,

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the Indemnitees  and the  Indemnitors  shall use their best endeavors to settle any disputes, claims, questions or differences arising out of or in relation to the Indemnitees' exercise of such right of set-off. To this effect, they shall consult and negotiate with each other, in good faith and understanding of their mutual interests, to reach a just and equitable solution satisfactory to all of them within fifteen (15) days of written notice of an Indemnity Claim by the Indemnitees to the Indemnitors. If they do not reach such solution within such fifteen (15) day period, then any party may deliver notice (the "Arbitration Notice") to the other party requiring resolution by arbitration and thereafter the dispute, claim, question or difference in issue shall be referred to arbitration for final settlement binding on both parties in accordance with the provisions of the Arbitrations Act (Ontario) as follows:

         (a) The arbitration tribunal shall consist of one arbitrator appointed by mutual agreement of the parties. In the event of the failure of the parties to agree on such arbitrator within ten (10) days after delivery of the Arbitration Notice, the arbitration tribunal shall consist of three (3) arbitrators and within twenty (20) days after delivery of the Arbitration Notice, the Indemnitees shall jointly appoint one (1) arbitrator to the arbitration tribunal and the Indemnitors shall jointly appoint one (1) arbitrator to the arbitration tribunal and the two (2) arbitrators appointed by the parties shall appoint a third (3rd) arbitrator. In the event that the two (2) arbitrators appointed by the parties fail to agree on the third (3rd) arbitrator, the parties shall apply to a judge of the Ontario Court of Justice (General Division) to appoint the third (3rd) arbitrator. The arbitrator(s) shall be qualified by education and training to pass upon the particular matter and shall have a minimum of five (5) years of experience pertinent to the subject matter of the Indemnity Claim.

         (b) The arbitrator(s) shall be instructed that time is of the essence in proceeding with the determination of any dispute, claim, question or difference.

         (c) The arbitration shall be conducted in English and shall take place in Toronto, Canada.

         (d) The arbitration award shall be given in writing and shall be final, binding on the parties, not subject to any appeal, and shall deal with the question of costs of arbitration and all matters related thereto. For greater certainty, the Indemnitees will not be entitled to exercise its right of set-off until final resolution of the dispute; provided, however, this limitation on exercising rights of set-off shall in no way be construed to prohibit or mitigate the right to withhold Escrowed Payments as provided in Section 9 hereof.

         (e) Judgment upon the award rendered may be entered into any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be.


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The amount of any award in  arbitration  rendered in favor of the  Indemnitees, together with Collection Costs attendant to such Indemnity Claim, may be immediately withdrawn by the Indemnitees from the Escrow Account and, if the Escrowed Payments then held in an Escrow Account are insufficient to pay such amount, the Indemnitees shall immediately, and without further notice or demand, pay the balance of such amount in accordance with the indemnification priorities set forth in section 3 hereof.

9.       ESCROWED PAYMENTS.

         (a) As used herein, an "Escrow Release Date" shall mean, with respect of each outstanding Indemnity Claim, the date on which such Indemnity Claim is either satisfied, withdrawn or denied following arbitration in accordance with the terms and conditions of Section 8 hereof.

         (b) Notwithstanding anything to the contrary contained herein, if any of the Indemnitees deliver a notice stating an Indemnity Claim, then from and after the date that notice of such Indemnity Claim is delivered until the Escrow Release Date with respect thereto, the Indemnitees shall withhold all amounts payable to the Indemnitors (including, with respect to Indemnification Obligations of Syndicated any amounts payable to Developer) which are, in accordance with the terms of this Agreement (but subject to section 5.6 of the Development Agreement), available for payment of Indemnification Obligations hereunder ("Escrowed Payments"); provided, however, the Indemnitees shall not withhold as Escrowed Payments amounts in excess of the reasonably estimated Indemnification Obligations from time to time claimed by outstanding Indemnity Claims.

         (c) Escrowed Payments shall be held by the Indemnitees in a segregated interest bearing account (an "Escrow Account") in a bank designated by Indemnitees in a written notice to the Indemnitors. All Escrowed Payments held from time to time in an Escrow Account shall be available for satisfaction of Indemnification Obligations upon determination that any of the Indemnitees are entitled to payment in respect of one or more Indemnity Claims.

         (d) On each Escrow Release Date, the Escrowed Payments, if any, remaining in the Escrow Account with respect to such Indemnity Claims shall be distributed to the Indemnitors following delivery from the Indemnitors of a written direction letter specifying how such balance is to be distributed; provided, however, Escrowed Payments shall not be released to the extent that the Escrow Account does not then hold an amount equal to the reasonably expected aggregate Indemnification Obligations with respect to all then outstanding Indemnity Claims.

10.      ENVIRONMENTAL CLEANUP COSTS.

         All obligations in respect of Environmental Cleanup Costs shall be satisfied solely out of:


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



         (i) amounts receivable by CPLP pursuant to section 3 of the Future Payments Agreement consequent upon the termination of such agreement; and

         (ii) amounts receivable by Royco as "Incentive Termination Fees" pursuant to section 4.1(d) of the MSFDA,

         and such Environmental Cleanup Costs shall be satisfied out of the amounts described in sections 10(i) and 10(ii) of this Indemnification Agreement on a pro rata basis according to the respective entitlements of CPLP and Royco described in sections 10(i) and 10(ii) of this Indemnification Agreement.

11.      GENERAL MATTERS

         (a) The obligations of the Indemnitors under this Indemnification Agreement shall not be assigned by any of the Indemnitors without the prior written consent of the Indemnitees, which consent may be withheld or granted in their sole and absolute discretion.

         (b) This Indemnification Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

         (c) This Indemnification Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

         (d) Syndicated acknowledges, represents, warrants, covenants and agrees that, in addition to its joint and several liability hereunder, it shall act as agent for the benefit of CPLP.

         (e) Notices delivered under this Agreement shall be given in the manner specified (i) in the Contract of Sale, with respect to the parties thereto, (ii) in the Development Agreement, with respect to Developer and (iii) in the MSFDA, with respect to Royco.



            THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK;
                           THE SIGNATURE PAGE FOLLOWS

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



           IN WITNESS WHEREOF this Indemnification Agreement has been executed and delivered by the parties hereto as of the date first written above.

                                     CHARTWELL CANADA CORP.


                                     Per:



                                     NATIONAL LODGING CORP. (Now known as
                                     Chartwell Leisure Inc. as of 8/8/96


                                     Per:



                                     NL HOTELS, INC. (Now known as Chartwell
                                     Lodging Inc. as of 8/8/96)


                                     Per:


                                     CAPITAL PROPERTIES LIMITED PARTNERSHIP, by
                                     its  sole  general   partner,   Syndicated
                                     Capital Properties Inc.


                                     Per:



                                     SYNDICATED CAPITAL PROPERTIES INC.


                                     Per:


                                     ROYCO HOTELS & RESORTS LTD.


                                     Per:

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




With respect to their respective obligations and agreements as Developer pursuant to Section 2 only:

NRG MANAGEMENT SERVICES INC.

Per: _________________________
         Peter Sikora


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